Exhibit 10.16

Project No.: WCF18018

Road and Public Restroom Cleaning and

Sanitation Service Contract of Xinxiang City

Weibin District

Date:                               (MM/DD/YY)

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Contract Text

Party A: City Administration Bureau of Xinxiang City Weibin District (Party A)

Party B: Reed (Xinxiang) Road Incorporation Limited (Party B)

According to procurement decision of Henan Provincial Government’s Road and Public Restroom Cleaning and Sanitation Service Project of Xinxiang City Weibin District conducted by Henan Xingwei Tendering Co., Ltd. on behalf of Party A and pursuant to Government Procurement Law of the People’s Republic of China and Contract Law of the People’s Republic of China, which provide rights, obligations and responsibilities of parties in subcontracting, Party A and Party B have negotiated and agreed to enter into and comply with this contract (“Contract”) based on the principle of equality, mutual benefit, honesty and trustworthiness.

I. Scope of Procured Services

1. Sanitation, watering and dedusting of 23 main and minor roads and West Ring, South Ring in Weibin District (“District”), as well as cleaning, maintenance, disinfection and sterilization, supplement and rubbish collection of dustbins in the District, with a sanitation area of 3,109,874 square meters in total. Management, sanitation, cleaning and emptying, improvement and reconstruction of 60 public restrooms in the District.

2. Delivery of rubbish collected to garbage transfer station.

3. Supervision and inspection of quality of mechanical cleaning work.

4. Paying wages of sanitation workers and providing benefits according to relevant national, provincial, municipal requirements, entering into labor contracts and paying for various social insurances as required.

5. Timely sweeping, sanitation, watering and dedusting of the roads in strict compliance with the tender requirements.

6. Coordination with the city and district in temporary and phased environment sanitation work (including inspection, unscheduled renovation, major event and so on).

7. Other services as required by in the tender documents.

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II. Requirements

The sanitation services shall be provided in accordance with requirements of tender documents and sanitation standards stipulated in “New Urban Management [2016] No. 22: Xinxiang City Administration Bureau’s Notice on Printing and Distribution of Specification for Sanitation of Urban Roads in Xinxiang City (trial implementation).”

III. Vehicles and Mechanical Equipment

1. Party B shall ensure that vehicles are clean without any damages or rusts from routine painting and renovation, that there are no spill-over or leakage during loading and transportation, that there is no improper dumping, unloading or disposing of rubbish. The loading of vehicles should avoid rush hours as possible as it can. Rubbish in sanitation vehicles shall not be stored overnight. Party B shall provide vehicles and mechanical equipment as required by the tender and tendering commitment, and damaged vehicles shall be replaced timely to avoid hinderance on sanitation work.

2. Party B is to purchase the existing 22 sanitation vehicles, 3 electric dedusting tricycles, and 6 electric watering tricycles of Party A.

IV. Security Deposit

1. Party B shall make a security deposit equal to 5% of the total contract price, that is 981,378.89 yuan in total (amount in words: Nine Hundred and Eighty-One Thousand Three Hundred and Seventy-Eight Yuan Eighty Nine Fen), within 7 days after entering into the Contract, pursuant to the tender documents. The security deposit shall be returned to Party B without any interest after expiration of term of the Contract.

2. The security deposit is used to compensate for losses of Party A caused by Party B’s failure to fulfill its contractual obligations. If the Contract is terminated due to Party B’s fault, the security deposit will not be returned to Party B.

V. Contract Consideration and Payment

1. The annual service fee is 19,627,577.70 per year (amount in words: Nineteen Million Six Hundred and Twenty -Seven Thousand Five Hundred and Seventy-Seven Yuan Seventy Fen), and Party A shall pay the quarterly service fee of 4,906,894.43 Yuan (amount in words: Four Million Nine Hundred and Six Thousand Eight Hundred and Ninety Four Yuan Forty Three Fen) within 7 days after each quarter.

2. Payment: The service fee shall be paid in quarterly installments.

Note: (1) The service fee consists of wages of sanitation workers, drivers and management personnel, costs of insurances, tools, uniforms, public restrooms and dustbins, operation expenses of vehicles, and expenses related to personal accident insurance during the term of services.

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(2) Increase in expenses on new roads shall be calculated based on unit price pursuant to the tender documents.

(3) If the wages of employed workers increase, expenses on wage increase should be calculated based on the quantity of employed workers and shall be included in the service fee.

VI. Covenants

1. Party B must obey Party A’s supervision and leadership and perform strictly in accordance with sanitation standards stipulated in “Notice on Specification for Sanitation of Urban Roads in Xinxiang City.”

2. Party B shall be responsible for managing the safety of the operation in contracted areas and produce relevant rules and regulations strictly as required by relevant departments.

3. Party B shall be responsible for cleaning and sanitation, collection and transportation of rubbish, watering and dedusting, collection of rubbish in gardens or parks stipulated in the Contract.

4. Party B shall accept original sanitation workers who are responsible for roads without any condition and shall not terminate them within 6 months.

5. Party B shall be responsible for ideological education, professional training of operation personnel and make sure they comply with laws and discipline and carry employee ID card during worktime.

6. Party B shall accept Party A’s guidance, inspection and supervision, designate 1-2 person(s) to participate in Party A’s supervision and inspection and authorize them to sign and confirm supervision and inspection results. If Party B fails to participate or refuses to sign and confirm without due cause, Party A has the right to deduct from the service fee relevant amount based on photo evidence collected on site.

7. For events occurred during the term of Contract, such as public security, traffic safety accidents, and labor disputes, Party B shall be held liable and perform its duties according to laws and regulations. All responsibilities and expenses shall be borne by Party B and are unrelated to Party A. If Party A temporarily pays relevant damages as required, this amount may be deducted from the service fees.

8. Party B shall make full and timely payment of wages and relevant benefits (such as overtime payment, heatstroke prevention subsidy and so on) of employers according to relevant national, provincial and municipal requirements during the term of the Contract.

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9. Upon the expiration of the Contract, Party B shall return all sanitation equipment provided by Party A and compensate for any damages or lost units.

10. Party B shall make sure offices, employees and operation tools are in order. If Party B’s place of incorporation is Xinxiang City Weibin District, it must form a subsidiary in the District with an independent legal person and pay taxes in the District as required by relevant rules.

VII. Term of Contract

The term of the Contract shall be THREE years from February 12, 2019.

VIII. Standard of Service Operation Quality

(I) Principle of manual cleaning and sanitation of roads

Cleaning and sanitation of urban road should be carried out on the principle of “territory management” and “thorough cleaning with one broom” to make sure professional, marketized and integrated cleaning and sanitation and realize “two sweeping and constant clean-keeping.”

(II) Quality of manual cleaning and sanitation of roads

1. Manual cleaning and sanitation of roads should satisfy the quality standard of “Five Cleans and Five Nos.”

Five Cleans: clean road, clean roadsides, clean draining well, clean isolation facilities and surroundings, clean parterre and tree pits and greenbelt.

Five Nos: no surface dust, no fruit peels and pits, paper scraps and other rubbish, no sludge and water, no wasted dirt, no omissions and spillovers.

2. Manual road cleaning rate shall be 100%, and sanitation rate shall reach 95%. Roads should show its original appearance, and bricks, paper scraps, plastic bags and other rubbish on roads should be cleaned up timely. Road rubbish control index should comply with the following table:

Sanitation level	Fruit peel (piece/500m2)	Paper scrap, plastic bag (piece/500m2)	Butt (piece/500m2)	Sputum (piece/500m2)	Sewage (m2/500m2)	Others (m2/500m2)
1	≤4	≤4	≤4	≤4	No	No

(III) Manual cleaning and sanitation of roads schedule

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Two sweeping for ordinary roads and whole-day sanitation every day. The first sweeping should be completed before 6:30 in the morning from May to September and before 7:00 from October to next April and the second sweeping should be completed between 13:00 and 15:00, and whole-day sanitation of daytime should be carried out until 19:00 (summer time) or 18:00 (winter time). Major roads should carry out “two shifts two sweeping constant sanitation” from 6:00 to 22:00, which means the first sweeping should be completed before 6:30 in the morning, the second sweeping should be completed before 13:30 and sanitation work should be conducted during other hours.

(IV) Cleaning and sanitation standard during special weathers

Although whole-day operation should be conducted in general, sanitation work may be suspended under severe weather, such as heavy fog, heavy rain and heavy snow. After rain stops or fog disperses, all workers must be mobilized to clean water and snow accumulated on roads. Under strong wind conditions, the work schedule should be adjusted to complete cleaning work within the scheduled time.

(V) Operation procedures of sanitation workers

1. Sanitation workers must wear uniform with striking mark and use unified vehicles and tools during work.

2. Sanitation workers shall wear clean uniforms with safety marks and wear helmets, and shall also pay attention to moving vehicles for safe operation.

3. During cleaning and sanitation operation, sanitation workers are not allowed to gather together and chat, leave operation position without permission, complete cleaning work by others, raise dust, or disturb residents, and should treat people politely.

4. Road rubbish must be collected and stacked at designated locations or rubbish stations without casual dumping. Withered grasses and leaves are not allowed to be burned.

5. Cleaning and sanitation work of various roads must be completed within the scheduled time. Road pollution caused by emergencies must be cleaned up within 1 hour.

6. Rubbish should be swept and then cleaned up immediately without sweeping into gutter inlets, dumping into parterre or tree pits to make sure greenbelts are clean without sundries or dirt.

7. During light to moderate rain weather, sanitation workers must be on duty while wearing raincoat and shall clean water accumulated on road timely. During heavy rain weather, sanitation workers should get off work after cleaning up dirt on surface of gutter inlet and water on road after rain stops.

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8. During snow weather, sanitation workers should clean up accumulated snows in a timely manner, stacked the slow in places under direct sunlight or transport those snows to other places by vehicles.

(VI) Requirements for the safe operation of sanitation workers

1. To wear uniforms and helmets with safe remark during work.

2. To be safe by being mindful of and by avoiding moving vehicles and hazardous operations

3. To maintain relatively close distances during morning and act in unison to avoid delayed discovery of potential physical injury due to large distance between operation personnel.

4. To prohibit drinking before work or belligerence during work to avoid injury.

5. To pay attention to road condition when cleaning up accumulated snow and water in case of dropping into wells due to loss of the cover.

6. To call the police promptly for exposure of underground line interface of any street lamps to prevent injury due to electric leakage.

II. Specification for cleaning and sanitation of dustbins and parterres in urban areas

(I) Requirements for sanitation of dustbins

1. Dustbins should be emptied twice and cleaned once between 7:00 and 17:00 every day.

2. Dustbins should be cleaned on schedule every day. Rubbish in dustbins should be cleaned up timely without spillover, stink, and the surface of dustbins should be free of dust and dirt. 2-3 meters surrounding areas of dustbins should be cleaned without scattered, remaining rubbish and flowing sewage.

(II) Requirements for daily maintenance of dustbins

1. Dustbins should be under daily maintenance concerning good sealing condition and over 95% intact rate to make sure no incomplete and damaged dustbins, providing timely maintenance, support, supplement and replacement for damages, skew, loss situation.

2. No one is allowed to dismantle dustbins without permission. If dustbins are dismantled for construction needs, construction unit must put forward relocation program in advance and submit to the municipal city administration bureau for approval.

(III) Requirements for daily sanitation of parterres

1. Parterres and greenbelts should be kept clean without sundries, plastic bags, or paper scraps.

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2. Density of butts, paper scraps, fruit peels and pits, packages, plastic bags in parterres and greenbelts shall be no greater than 1 piece/500 square meters.

3. Sundries, leaves in parterres and greenbelts should be cleaned up timely. There should be no stacked rubbish in parterres and greenbelts. Rubbish in parterres and greenbelts should be timely cleaned up without any rubbish left.

(IV) Specification for the daily operation of dustbins

1. Dustbins placed along the street should be stable; damaged dustbins should be reported to relevant department for timely replacements, and dustbins should be taken care of during use with timely sanitation and cleaning.

2. Dustbins should be cleaned twice a day and rubbish and dirt in dustbins should be cleaned up timely to make sure no spillover of dustbins through routine checks and cleaning during work and maintaining cleanness of surrounding areas of dustbins.

3. If there is any important event or sanitation inspection, constant cleaning, and sanitation of dustbins should be conducted as required by seniors even if the timeframe falls outside of operation time.

4. Cleaning personnel should take care of public properties by taking up and laying down hosing and container of dustbins gently and locking up individually after cleaning work in case of intentional sabotage.

5. Stainless steel dustbins should be cleaned first with detergent brushing, then by clean water flushing and finally by clean cloth wiping to make sure there is no dirt, sputum, dust, small ads on the body of dustbins and to ensure cleanness of the body of dustbins.

6. Brushing of dustbins should not be omitted, and stainless steel dustbins should be cleaned and brushed with a special brush without using such tools as folks which may damage the body of dustbins.

III. Specification for mechanical sanitation of urban roads

(I) Categories of mechanical sanitation of roads

Mechanical sanitation of roads in Xinxiang City includes: mechanical sweeping, flushing, watering (spraying), snow cleaning.

1. Mechanical sweeping (cleaning and sweeping, dust collection): use sweeper and dust collection equipment controlled by vehicles to conduct cleaning and sanitation of urban roads.

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2. Flushing: use nozzle controlled by vehicles to conduct complete flushing to urban roads through water flow of a certain of pressure. Flushing areas include motor way, non-motor way, and sidewalk. Flushing operation should be generally conducted subject to sequence of road cleaning, water collection along the street.

3. Watering (spraying): use nozzle controlled by vehicles to conduct watering (spraying) of urban roads to maintain moist of road surface and to improve air pollution due to dust on road surface.

4. Snow removal: during heavy snow weather, machinery should be used to clean snow on major roads.

 (II) Mode of mechanical sanitation of roads

1. Sanitation mode of “mechanical flushing + mechanical sweeping + manual” should be adopted. Urban major roads (according to arterial, secondary roads stipulated by provincial sanitation operation labor quota) should primarily have mechanical sweeping with a rate of 100%. Slow traffic lanes and sidewalk which cannot receive mechanical sweeping should be cleaned by hand.

2. In order to improve mechanical sweeping efficiency, high-pressure, low-pressure flushing should be used for fast traffic lanes during night time to flush sundries on roads towards curbs.

3. To prevent disconnection between night operation and day operation, after completion of flushing, mechanical sweeping operated by using cleaning sweeper and vacuum sweeper should be immediately arranged. Sweeping and sanitation workers should be arranged to clean and sweep hidden areas and remaining sundries to lower work intensity and oil consumption of mechanical sweeping.

4. During the daytime, mechanical sweeping vehicles, cleaning sweepers and vacuum sweeper mainly conduct sanitation work. Large sundries and rubbish should be first collected manually, and then sectional cleaning should be conducted by mechanical cleaning vehicles, realizing cross sanitation operation between manpower and machinery.

5. Varied modes of operation should be carried out based on-road sections divided by urban sanitation operation management, and mechanical sweeping (flushing) should avoid rush hours.

(III) Time of mechanical sanitation of roads

1. Summer (Spring and Fall) (from March 15 to November 15 every year)

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Mechanical sweeping (cleaning and sweeping, dust collection): mechanical sweeping and sanitation of main roads should be conducted at least twice a day, operation time: 9:00-11:00, 15:00-17:00, and mechanical sweeping and sanitation of minor roads should be conducted at least once a day, operation time: 9:00-11:00.

Flushing: flushing should be conducted at least once a day for main roads and at least twice a week for minor roads (on Wednesday, Sunday night), operation time: 1:00-6:00.

Watering (spraying): watering and dedusting should be conducted at least 6 times a day for main roads and at least 3 times a day for minor roads, operation time: 7:30-18:00, meanwhile, number and quantity of watering should be increased or decreased based on temperature, weather, and deployment of municipal work.

 2. Winter (from November 16 to next March 14)

The operation should avoid rush hours; mechanical sweeping should be conducted twice between 13:00-16:00 when the temperature is above 0 degrees centigrade, and dedusting should be conducted appropriately when temperature is below 0 degrees centigrade.

(IV) Procedures of mechanical sanitation of roads

1. Mechanical sweeping (cleaning and sweeping, dedusting)

Motorcade → get dispatch form → get vehicles → take in water → operation site → sweeping (cleaning and sweeping) → dump rubbish (discharge sewage) → return → cleaning → maintenance → fill in relevant materials → homing.

2. Flushing

Motorcade → get dispatch form → get vehicles → take in water → operation site → flushing → return → cleaning → maintenance → fill in relevant materials → returning to station.

3. Watering (spraying)

Motorcade → get dispatch form → get vehicles → operation site → watering (spraying) → return → cleaning → maintenance → fill in relevant materials → homing.

(V) Specification for mechanical sweeping (cleaning and sweeping, dedusting)

Requirements for operation procedures:

1. Check vehicle condition, sweeper, sucker, oil, water, warning light and other devices before operation to make sure good performance of vehicles and sufficient water for operation.

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2. Check ground height of sweeper before operation to make sure the brush has slight contact with the ground and the nozzle should be adjusted until no rubbish is left. The suction inlet of dust collection vehicle should be 0.5 cm away from the operation ground and the height of truckles may be adjusted if necessary.

3. Mechanical sweeping vehicle should conduct a horizontal pushing operation. The speed may be shifted between first gear and second gear during operation based on pollution level. When the first gear is selected during sweeping (dust collection), the running speed should not exceed 10km/h and the rotation speed of the auxiliary engine should not exceed 2000rpm. When the second gear is selected during sanitation operation, the running speed should not exceed 15km/h and the rotation speed of auxiliary engine should not exceed 1800rpm.

4. Operators of the mechanical sweeping vehicle should conduct operations strictly according to the procedure of brush laying down, spraying, adjustment of case pressure and rotation speed of brush disc. Sweeping and “drying sweeping” should be avoided during non-special weathers. The sweeper or nozzle must not have contact with the ground during operation.

5. During sweeping, wastes and obstacles on roads should be monitored. Large-sized or hard rubbish which cannot be cleaned up by mechanical sweeping vehicle should be cleaned up timely by manpower to make sure the cleaning quality and protect equipment from damages.

6. Mechanical sweeping vehicle should discharge sewage and dump rubbish in designated location after the completion of cleaning.

Requirements for cleaning and maintenance:

1. After the completion of operation, vehicles should be cleaned especially on parts such as sweeper, dustbin, and sucker to make sure cleanliness of vehicles.

2. After the completion of operation, operation of oil pressure, water and electricity, air compressor of the main engine and secondary engine should be checked and vehicles maintenance should be well-conducted to make sure good performance of vehicles.

3. After the completion of cleaning and relevant checks, vehicles should be parked orderly in the designated area.

Manual cleaning assistance required during special situation:

1. Hidden areas: mechanical operation hidden areas such as corner, irregular pavement, entrance and exit.

2. Deep trenches: positions where sweeper of mechanical sweeping vehicle fails to work by reason of roads.

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3. Places where trees on roadsides are too low or too close to each other: mechanical sweeping vehicles fails to work along the street to prevent the vehicle painting from scratch.

4. Rubbish which is too long or too large: which is likely to lead to blocking of sucker or is failed to be cleaned up manually.

5. Guarantee for special situations: when there are major security event or emergent pollution, vehicle sweeping vehicles should be in place immediately to conduct rapid treatment by efficient coordination between personnel and other functional operation vehicles.

(VI) Specification for flushing

Requirements for operation procedures:

1. Flushing and sweeping operation should be arranged between 1:00-6:00. Whistles are forbidden to prevent noises from disturbing residents. The tail should have reflective sign. Warning light and width lamp should be turned on during operation. Daytime operation should avoid rush hours.

2. During flushing operation, spraying height and pressure should be adjusted to cooperate with watering vehicles, mechanical sweeping vehicles and manpower brushing to make sure mud, sand and dirt are cleaned up.

3. Severely polluted roads should be flushed repeatedly until the original appearance of roads shows. After the completion of operation, road, curd, traffic isolation belt and relevant public road facilities areas should have no water or dirt.

4. The speed of high pressure flushing vehicles should be no greater than 6km/h. The rotation speed of secondary engine should be controlled around 1800rpm. If the road is dirty, the rotation speed of secondary engine should be controlled around 2200rpm and nozzle sprayers on both sides should be turned on for spraying. The speed of low pressure flushing vehicles should be controlled between 15 - 30km/h.

5. Effect should be monitored closely during operation. If there is any blocking, suck leakage of high pressure sprayer, the vehicle should stop immediately for corresponding treatment to make sure the desired effect of operation.

6. Warning light and special music should be turned on instead of alarm.

7. During flushing, dirt container must be closed without dirt stretched out or sewage leaked.

8. Omissions are not allowed during flushing. If the road is wide, multi-vehicle operation or secondary flushing should be conducted without backing up for operation.

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9. During flushing, the operator should avoid other vehicles and passersby.

Requirements for cleaning and maintenance:

1. After the completion of operation, various spraying units should be placed back to their original places. Vehicles should be cleaned up with daily maintenance to make sure the good performance of vehicles.

2. After the completion of operation in winter, valves of vehicles should be opened to emptying water to prevent frost crack on the valves.

3. After the completion of cleaning and relevant checks, vehicles should be parked orderly in the designated area.

4. Rental vehicles should be inspected regularly on maintenance and operation condition.

(VII) Specification for watering (spraying)

Requirements for operation procedures:

1. Prompt music must be played during watering (spraying) to prompt passersby to keep clear, and the operation should stop if there is anything wrong with prompt music.

2. The speed during operation should be controlled between 25km/h - 30km/h and water spraying of the nozzle should be strong without intermittent spraying. Watering operation should cover all motorways without any omission to make sure no dry section or area after watering.

3. Watering (spraying) operation mode must be adjusted based on seasonal change, watering and spraying should be cross-used to make sure the effect of reduction, control, removal of dust and temperature reduction in a small area, under severe weathers such as strong wind, heavy fog, high temperature, and serious pollution, ceaseless watering operation should be conducted according to relevant work deployment of municipal government.

When the temperature ≤ 4°C, sweeping, flushing and watering operations are forbidden.

When the temperature is between 4°C-25°C, spraying and dedusting operation during watering should be conducted by using straight sprayer under the rear vehicle (arc sprayer on upper rear vehicle) to reduce and filter harmful particles in the air and to prevent flying dust.

When the temperature ≥ 25°C, the driver should adjust the width of watering by controlling the number of spraying nozzles and the speed of vehicle based on the road condition to make sure roads are completely wet and in lower temperature.

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When the temperature ≥ 30°C, frequency of watering operation should be increased and operation hour should be extended with a minimum of 6 times of watering per day.

4. Cleaning and maintenance should be conducted according to requirements for flushing operation.

(VIII) Standard for quality of mechanical sanitation of roads

1. Operation vehicles should be clean. Special marks should be obvious and complete. Special device, warning lights and indicator board should be sensitive, effective and no damages.

2. Standard for quality of mechanical sweeping (flushing, dust collection)

During mechanical sweeping, there should be no flying dust and dirt spillover. After mechanical sweeping, road, shelter pile area, curb and drain hole should be neat without remaining rubbish, floating rubbish and dust deposition.

3. Standard for quality of flushing

Flushing should be conducted first in the middle of roads and then two sides. Position of high pressure nozzle should be adjusted to make sure road, curb, traffic isolation belt, and relevant public road facilities have no surface dust, water, dirt around and the road shows its original appearance.

4. Standard for quality of watering (spraying)

After watering on urban roads, the surface of roads should be wet without omission or accumulated water.

(IX) Requirements for mechanical sanitation of roads

1. Mechanical sanitation of roads must be conducted on the basic principle of “clean, standardized, safe, delicate, high-efficiency” to make sure civilized and orderly operation while improving cleanliness of urban roads, and reduce, to the greatest extent, pollution to surrounding environment and influence on the lives of residents caused by mechanical operation.

2. A perfect and standardized safe operation management system should be set up. Scientific and reasonable work scheme and program should be worked out to strengthen professional data collection of mechanical sweeping. Daily report and statistics on daily account should be set up for recording mechanical vehicles, employees, route, vehicle number, operation areas, time, which are used during the day. Data including oil consumption, operation efficiency should be recorded and analyzed. Operation mode should be constantly optimized to take full advantage of mechanical and integrated operation, alleviate labor intensity of operation personnel and improve operation efficiency and cleanliness of road.

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3. A comprehensive vehicle repair, maintenance and check system should be set up to make sure the good condition of vehicles which are used for operation. Various operation vehicles should be marked with striking marks and the vehicle body has no damage, rust, dirt and dust.

4. Operation personnel must conduct operation according to time, route, frequency and mode required. Uniforms with striking warning sign should be worn during operation and be clean.

5. During operation, the traffic laws and regulations must be strictly complied with. Prompt music, warning light and width lamp for night operation must be turned on as required. Rush hours should be avoided to the greatest extent during operation. Situations such as hanging and throwing of rubbish, dropping and leakage of water, oil and other liquids are forbidden.

6. Temporary parking of operation vehicle must be at the curb 50m away from bus station, and the parking should have no influence on other vehicles and passersby with a warning sign placed behind the vehicle.

7. If the vehicle encounters a dense crowd of people while flushing and watering (spraying) operation is conducted, the speed of vehicle should be reduced. Quantity of water should be lowered without influencing passersby, and the awareness of water-saving should be developed.

8. Mechanical sanitation operation must be dispatched to position scientifically and reasonably in consideration of the distribution, proportion, and operation of vehicles. Operation of every shift should fill in dispatch log as required and operation vehicles should get water and clean dirt container at designated location.

IX. Assessment of Service Quality and Rewards and Punishments

Item	Operation requirements and quality standard	Deduction of points	Remarks
Environmental health management of the roads (1-7)	1. 16-hour sanitation should be conducted on urban roads every day. Two general sweepings between 5:00-21:00, the first sweeping should be completed before 7:00 during summer and fall and before 7:30 during winter and spring, and the second sweeping should be completed before 21:00 during summer and fall and before 20:30 during winter and spring. During meal time, each section should have a sanitation personnel.	0.5 points should be deducted for each instance of failure to complete work as scheduled.
	2. General sweeping must conduct complete sweeping of the road, sidewalk, curb, manhole mouth, and surrounding areas of tree root (pit) to make sure “Five nos, five cleans” (five nos: no stacked sundries, no fruit peels and paper scraps, no bricks and rubble, no waster sewage, no sputum; five cleans: clean dustbins, clean manhole trenches, clean curbs, clean parterres and greenbelts, clean tree pits).	0.2 points should be deducted for each disqualification.

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3. Sanitation workers must conduct sanitation tours to promptly clean up various scattered rubbish and must be diligent in walk-around, look-over and sweeping to make sure roads are clean. No scattered rubbish and stacked rubbish, no sludge and water occurred in visible areas. Rubbish produced from road clean and sanitation should be pumped into sanitation vehicle or closest rubbish station, rubbish collection station or designed rubbish container. Rubbish is forbidden to be dumped into drainage well, greenbelt, sidewalk, dustbins; rubbish is forbidden to be burned.

1. 0.5 points should be deducted for each failure of a complete tour sanitation every 30 minutes.

2. 0.5 points should be deducted for each failure of cleaning of scattered and stacked rubbish in visible areas within 15 minutes.

3. 0.2 points should be deducted for each failure of dumping of rubbish into designated rubbish station or site.

4. 0.5 points should be deducted for each burning of rubbish.

5. 1 point should be deducted for each casual dumping or stacking of rubbish into or on greenbelt, sidewalk.

4. Rubbish collection: dustbins on both roadsides should be regularly collected by sanitation workers as scheduled (8:00-11:00, 14:00-18:00), rubbish collected should be dumped into rubbish container in designated rubbish collection station.	0.5 point should be deducted for each spillover of rubbish, and 0.2 points should be deducted for each failure of collection as scheduled.
5. Sanitation vehicles: vehicles should be clean and intact with striking marks, absent in any damages or rust, regular maintenance and painting should be conducted, and no spillover or leakage should occur during transportation; rubbish in sanitation vehicles should not be remained overnight, rubbish is forbidden to be burned within vehicles, and articles which are not used for operation are not allowed to be hanged on the outer vehicle body.

1. 0.2 points should be deducted for each uncleanliness of appearance and hanging of articles which are not used for operation.

2. 0.5 points should be deducted for each spillover, leakage during transportation or each burning of rubbish or remaining of rubbish in vehicles overnight.

6. Dustbin sanitation: dustbins within operation areas should be cleaned once a day to make sure the surface of dustbin is clean. No sputum or dirt. Tools which may damage dustbin body are not allowed to be used for brushing and cleaning operation. Cleaning of rubbish should be conducted at least twice a day and should be respectively completed before 9:00 and 16:00 to make sure regular cleaning of rubbish without spillover, leakage of sewage or sundries stacked, and timely lock-up with lock which is intact and functional. Dustbins which is damaged, skewed and fallen down should be timely repaired and strengthened by operation personnel. Steal and serious damages of dustbins should be timely reported to sanitation office to replace.	0.2 points should be deducted for each uncleanliness of dustbin surface, skewing and fall-down, non-cleaning; failure of timely report about damages and steal. 0.2 points should be deducted for each failure of timely cleaning, each remaining of rubbish, spillover or scattering of rubbish.

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	7. Sanitation workers must be on duty with wearing uniforms with industry mark (reflecting lights), no umbrella, no slippers, no high-heels, no barebacked condition. Lateness, leaving position, early leaving, watching card playing, watching chess playing or doing matters not related to work are not allowed during walk.	0.5 points should be deducted for each disqualification.
Management of mechanical sanitation of roads (8-14)	8. Mechanical cleaning rate should reach at least 90%.	2 points should be deducted for each disqualification of required mechanical cleaning rate.
	9. Timeline of completion of flushing and watering operation: flushing and watering operation should be completed before 6:30 during summer and fall, and before 7:00 during winter and spring.	0.5 points should be deducted for each failure of completion of flushing and watering operation as scheduled.
	10. Watering and Dusting should not be less than 6 times a day for main roads and 3 times a day for minor roads (during winter and spring), the speed of vehicles should not exceed 20km/h (included), flushing of side roads should be completely covered without any omission of section, road or plot.	0.5 points should be deducted for each failure of operation, and 0.5 point should be deducted for each omission of section, plot or road.
	11. Mechanical sanitation of roads should conduct nighttime cleaning and daytime sweeping system (cleaning operation may be conducted on condition that safety of passersby and vehicles are not influenced), the cleaning time should be 21:00-6:00 and sweeping time should be 5:30-9:30, the speed of mechanical cleaning should be limited within 20km/h and the speed of mechanical sweeping should be limited within 10km/h.	0.5 points should be deducted for each short of half hour, and 1 point should be deducted for each time of over speed operation per vehicle.

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	12. Road cleaning consists of motor way cleaning and sidewalk way cleaning, main roads should conduct three times of cleaning a week and minor roads should conduct one time of cleaning a week, and sidewalk way cleaning should be conducted by combining watering vehicles and manpower (each vehicle should have at least two persons except for the driver for sidewalk way cleaning). Road cleaning work should be organized and conducted as scheduled.	0.5 points should be deducted for lack of road cleaning program, 0.5 points should be deducted for casual change of operation program, 0.5 points should be deducted for lack of each person during sidewalk way cleaning. 2 points should be deducted for each failure of completion of cleaning task.
	13. It should be ensured that no accumulated dust and sludge, no cleaning hidden areas, no water are seen on roads, curb, gutter inlet are clean, and road and traffic lines shall show its original appearance. (After-rain cleaning should be attached importance.)	0.2 points should be deducted for sludge, accumulated dust around curbs every 20m, 0.2 points should be deducted for sludge, oil stain on road every 1 square meter, 0.2 points should be deduced for unclean traffic sign on road every 20m.
	14. During mechanical operation, good vehicle condition and tidy appearance, as well as safe, civilized operation are required to prevent traffic jam to the greatest extent, speed reduction and corresponding prompt should be conducted for passersby, prompt music, front and rear warning lights should be used as required, but high prompt music is forbidden to use during nighttime operation conducted between 23:00-6:00 and such regulated periods as college entrance examination to prevent disturbing residents, a designated personnel should be arranged responsible for safe dispatch work during nighttime operation.	0.5 points should be deducted for each violation of requirements and each disturbance to residents.
Others (15-20)	15. Relevant management system should be established and improved.	1 point should be deduced for each disqualification.
	16. Sanitation workers of each road sections violate rules and charge for rubbish treatment expenses from unit, stores, and residents.	5 points should be deducted for each violation.
	17. Under the supervision of competent departments, treatment measures taken by administrators of contracting company is not well-implemented.	2 points should be deducted for each disqualification.
	18. Party B purposely makes difficulties for and abuse supervision personnel and refuse to obey management.	1 point should be deducted for once, and automatic dismissal should be conducted for 3 times.
	19. Other tasks assigned are not completed without any reason.	2 points should be deducted for once.
	20. A serious influence has been made due to media exposure, complains from crowd, or strong criticism from leaders of authorities.	10 points should be deducted for once.

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1. For disqualification of assessment, if the assessment mark is lower than 80 points, a sanitation contract expenditure of 500 yuan should be correspondingly deducted for every 1 point lower. If the assessment mark is lower than 70 points, the deducted penalties should be doubled, which is a sanitation contract expenditure of 2,000 yuan should be correspondingly deducted for every 1 point lower and the rest can be done in the same manner.

2. Penalties should be conducted on the basis of municipal notification, supervision condition and, media supervision condition. If there is any criticism, notification, or supervision from municipal leaders and municipal urban management and law enforcement department or media exposure in newspapers or television which is examined to be true, a penalty of 1,000 yuan should be conducted for once, and the rest can be done in the same manner. Meanwhile, the corresponding point deduction for the remaining problems should still be conducted as required by this standard.

3. If Party B receives 80 points or below for three consecutive months or for four time in one year, Party A may terminate the Contract as required by the Contract and organize a new invitation for bids to determine the new sanitation company to take over.

X. Liability for Breach of Contract

1. If the fee to Party B has been deducted for assessment of service quality, Party A may deduct corresponding fees from service fees of Party B.

2. During term of the Contract, both parties shall strictly perform the Contract. If there is any adjustment made by relevant governmental departments in policies, operation standard, operation time, Party B shall perform without any condition.

3. During term of the Contract, Party A may terminate the Contract for any of following activities of Party B:

(1) During term of the Contract, if there is a serious decline of quality standard of road environmental health management which cannot satisfy requirements or two continuous notifications or three accumulated notifications from relevant departments due to poor management of Party B, the Contract may be terminated.

(2) Any condition meets the standard to terminate the Contract during assessment of service quality.

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(3) Party B should not subcontract or assign the project without the consent of Party A. Otherwise Party B is deemed as a violation of contract and Party A may terminate the Contract.

(4) A serious consequence is caused due to violation of laws, regulations, or relevant governmental policies.

(5) A serious mistake is made as part of the major warranties.

4. If there is any violation by one party which fails to be settled through negotiations, the other party may initiate legal proceedings with local people’s court to investigate corresponding legal and economic responsibilities of default party.

XI. Force Majeure

1. If the operation fails to be conducted as required by the Contract due to unexpected accidents caused by generally accepted force majeure factors, Party B shall inform Party A of the condition in writing.

2. If the operation fails to be continued within stipulated term of the Contract due to force majeure, Party A has right to terminate the Contract and both parties must not call for compensations.

XII. Miscellaneous

1. The Contract shall be effective after principals of both parties sign and seal, and the agent receives the service charge for bidding and performance bond. During performance of contract, both parties shall not alter or terminate the Contract casually. If there are matters which are not covered by the Contract, a supplement agreement should be made after negotiations between both parties. The supplement agreement shall have the same legal effect with the Contract, or be performed as required by Contract Law of the People’s Republic of China.

2. All attachments and governmental procurement papers of the Contract shall constitute effective parts of the Contract and shall be equally effective with the Contract.

3. During performance of the Contract, all papers (including minutes of meeting, supplement agreement, communications) confirmed and signed by both parties shall constitute effective parts of the Contract.

4. If there is any change of address, telephone number, fax number of one party, the party should inform the other party of such changes in written, otherwise, the party shall bear corresponding responsibilities.

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XIII. Entire Contract

The Contract is consisted of: (1) tender documents, (2) bidding documents provided by Party B, (3) service commitment, (4) letter of acceptance and (5) other papers agreed by and between both parties.

The Contract is made in sextuplicate. Each party shall keep two copies, and the Contract shall be effective after signed and sealed by both parties. All original contract materials shall be filed with relevant financial department by the tenderee within 7 working days after signature of the Contract.

XIV. Supplement Agreement

Matters not covered in the Contract shall be settled through negotiations between both parties and the supplement agreement shall have the same legal effect as the Contract.

XV. Attachments of Contract

Attachment 1: Tender Documents on Road and Public Restroom Cleaning and Sanitation Service Project of Xinxiang City Weibin District (No.: WCF18018)

Attachment 2: Reed (Xinxiang) Road Incorporation Limited’s Bidding Documents on Road and Public Restroom Cleaning and Sanitation Service Project of Xinxiang City Weibin District

Attachment 3: Reed (Xinxiang) Road Incorporation Limited’s Service Commitments on Road and Public Restroom Cleaning and Sanitation Service Project of Xinxiang City Weibin District

Attachment 4: Service Quality Standards and Rewards and Punishments System of Assessment on Road and Public Restroom Cleaning and Sanitation Service Project of Xinxiang City Weibin District

Buyer (Party A): City Administration Bureau of Xinxiang City Weibin District	(official seal)	Supplier (Party B): Reed (Xinxiang) Road Incorporation Limited	(official seal)

Address:		Address:

Legal representative: /s/ Peng Wu		Legal representative: /s/ Dongsheng Zhang

Entrusted agent:		Entrusted agent:

Tel:		Tel:

Opening bank:		Opening bank:

Account number:		Account number:

February 12, 2019		February 12, 2019

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